Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in this Registration Statement (Form F-3) and related Prospectus of Algonquin Power & Utilities Corp. (the “Company”) for the registration of 23,600,000 shares of its common shares and to the incorporation by reference therein of our report dated March 7, 2018 (except for note 1(a) and the post March 7, 2018 subsequent events discussed in notes 3, 7, 8, 9, 15, 19, 20 and 25, as to which the date is August 9, 2018) with respect to the consolidated financial statements of the Company as at and for the years ended December 31, 2017 and December 31, 2016 and our report dated March 7, 2018 with respect to the effectiveness of internal control over financial reporting of the Company as at December 31, 2017 included in the Current Report (Form 6-K) filed on August 10, 2018 with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chartered Professional Accountants
Licensed Public Accountants
Toronto, Ontario
September 7, 2018